Exhibit 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN LONGEVERON INC.’S PROSPECTUS DATED           , 2023 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OKAPI PARTNERS LLC, THE INFORMATION AGENT, BY CALLING (212) 297-0720 (BANKERS AND BROKERS) OR (844) 201-1170 (ALL OTHERS) OR BY EMAIL AT INFO@OKAPIPARTNERS.COM.

FORM OF NOMINEE HOLDER CERTIFICATION
LONGEVERON INC.

The undersigned, a broker, dealer, bank or other nominee holder of subscription rights (the “Rights”) to purchase shares of Class A common stock, par value $0.001 per share, of Longeveron Inc., a Delaware corporation (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in the Company’s Prospectus, hereby certifies to the Company and Colonial Stock Transfer Company, Inc., as subscription agent for the Rights Offering, that (1) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), Rights for the number of shares specified below pursuant to the basic subscription right (as described in the Prospectus), and the over-subscription privilege (as described in the Prospectus), and (2) to the extent any beneficial owner has exercised their oversubscription privilege, each such beneficial owner’s basic subscription right has been exercised in full:

Number of shares (including underlying warrants), owned on the Record Date	Number of shares subscribed for pursuant to basic subscription right	Number of shares subscribed for pursuant to over-subscription privilege

1.

2.

3.

4.

5.

Name of Bank, Broker, Trustee, Depository or Other Nominee:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Provide the following information, if applicable:

Depository Trust Company (“DTC”) Participant Number:

Participant:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

DTC Subscription Confirmation Number(s):